Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IGC Pharma, Inc.

We hereby consent to the incorporation by reference to the Registration Statement on Form S-3 of IGC Pharma, Inc. of our report on the financial statements of IGC Pharma, Inc. for the fiscal year that ended on March 31, 2023. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Manohar Chowdhry & Associates

Manohar Chowdhry & Associates Chennai, India

December 28, 2023